SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement ("Second Amendment") effective as of the 27th day of January, 2006, by and between Premier Exhibitions, Inc., a corporation organized under the laws of the State of Florida and having a place of business at 3340 Peachtree Road NE, Suite 2250, Atlanta, Georgia 30326 ("Premier") and Arnie Geller, a resident of the state of Georgia (Executive).

         WHEREAS, PREMIER and Executive are parties to an Employment Agreement dated February 4, 2002 and to an Amendment to Employment Agreement dated April 10, 2004; and

         WHEREAS, PREMIER and Executive desire to modify certain provisions of the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Second Amendment, the parties hereto agree to modify the provisions as follows:

          1. Executive shall receive 10% (TEN PERCENT) of Premier's quarterly net income for each of the Fiscal Quarters during which this Employment Agreement remains in effect. Such payment to be made as a cash bonus to reward Executive for his efforts in the future revenue growth and profitability of Premier and should be made retroactively for all periods commencing July 30, 2004.

          2. All other provisions and conditions in the Employment Agreement and First Amendment to Employment Agreement not revised or modified by this Second Amendment remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment and affixed their hand and seal hereto.

PREMIER EXHIBITIONS, INC.                   EXECUTIVE


By:____________________________             By:____________________________


Date:_____________                          Date:______________